UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 18, 2009

SPARTAN MOTORS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Michigan (State or Other Jurisdiction of Incorporation)	0-13611 (Commission File No.)	38-2078923 (IRS Employer Identification No.)

1000 Reynolds Road, Charlotte, Michigan (Address of Principal Executive Offices)	48813 (Zip Code)

517-543-6400
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
[_]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
[_]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
[_]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01	Entry into a Material Definitive Agreement

On November 18, 2009, Spartan Motors, Inc. (the “Company”) and its wholly-owned subsidiary, SMI Sub, Inc., entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Utilimaster Holdings, Inc., a Delaware corporation (“Holdings”), Utilimaster Corporation, a Delaware corporation and a wholly-owned subsidiary of Holdings (“Utilimaster”), and John Hancock Life Insurance Company, a Massachusetts life insurance company, pursuant to which SMI Sub, Inc. will merge with and into Holdings (the “Merger”). As a result of the Merger, the Company will become the owner of all of the outstanding shares of capital stock of Holdings, as the surviving corporation in the Merger.

Pursuant to the terms of the Merger Agreement, the cash consideration to be paid by the Company for the transaction will initially consist of $50,000,000, subject to a net working capital adjustment and other adjustments, as set forth in the Merger Agreement. Additionally, the shareholders of Holdings may receive additional consideration of up to $7,000,000 in the form of certain performance-based earn-out payments.

The Merger Agreement contains customary representations and warranties, including certain representations and warranties by Holdings and Utilimaster with respect to tax matters, contracts and commitments, labor and employee benefits, assets, liabilities, and financial condition. In addition, the Merger Agreement includes certain covenants and indemnification obligations. Subject to the completion of certain terms and conditions of the Merger Agreement, the transaction is expected to be completed on November 30, 2009.

Item 8.01	Other Information

The Company issued a press release announcing the execution of the Merger Agreement on November 19, 2009, a copy of which is attached hereto as Exhibit 99.1. The Company also hosted a conference call to discuss matters related to the execution of the Merger Agreement at 1:00 p.m. ET on November 19, 2009. A transcript of the conference call is attached hereto as Exhibit 99.2.

The information in this Item 8.01 and the attached Exhibits shall not be deemed filed for purposes of Section 18 of the Securities Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit 99.1	Press release issued November 19, 2009.

Exhibit 99.2	Transcript of conference call held November 19, 2009 at 1:00 p.m. ET.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 23, 2009	SPARTAN MOTORS, INC. /s/ Joseph M. Nowicki —————————————— By: Joseph M. Nowicki Its: Chief Financial Officer

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